EXHIBIT 99.1

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 AND 2003,
FOR THE YEAR ENDED DECEMBER 31, 2004, SUPPLEMENTAL SCHEDULE H, LINE 4a
AND SUPPLEMENTAL SCHEDULE H, LINE 4i AS OF DECEMBER 31, 2004

INDEX

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
AUDITED FINANCIAL STATEMENTS:
Statements of Net Assets Available for Benefits	2
Statement of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4
SUPPLEMENTAL SCHEDULES:
Schedule H—Line 4a—Schedule of Delinquent Participant Contributions	8
Schedule H—Line 4i—Schedule of Assets (Held at End of Year)	9

Report of Independent Registered Public Accounting Firm

To the Plan Administrator of
Univision Savings Tax Advantage Retirement Plan:

We have audited the accompanying statements of net assets available for benefits of the Univision Savings Tax Advantage Retirement Plan as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2004 and 2003, and the changes in its net assets available for benefits for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2004 and delinquent participant contributions for the year ended December 31, 2004, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ ERNST & YOUNG LLP
New York, New York
June 24, 2005

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2004	2003
ASSETS:
Investments, at fair value	$130,890,646	$108,609,577
Employer contribution receivable	208,333	100,629
NET ASSETS AVAILABLE FOR BENEFITS	$131,098,979	$108,710,206

See accompanying Notes to Financial Statements.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEAR ENDED DECEMBER 31, 2004

Investment income:
Net realized and unrealized appreciation in fair value of investments	$4,855,174
Interest and dividends	2,698,243
7,553,417
Contributions:
Participant	14,464,666
Employer	5,946,188
20,410,854
Benefits paid to participants	(5,575,498)
Net increase in net assets available for benefits	22,388,773
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	108,710,206
End of year	$131,098,979

See accompanying Notes to Financial Statements.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.   DESCRIPTION OF THE PLAN

The following description of the Univision Savings Tax Advantage Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.

General

The Plan, which became effective January 1, 1989, is a cash or deferred arrangement type of plan within the meaning of Section 401(k) of the Internal Revenue Code, covering all eligible employees of Univision Communications Inc. (the “Company”) who have completed one year of service and are 21 years of age or over, excluding those employees covered by a collective bargaining agreement that, after good faith negotiations regarding retirement benefits, does not specifically provide for benefits under the Plan. The Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Transfer of new assets into the Plan

On December 31, 2003, the 401(k) plan assets of Hispanic Broadcasting Corporation, totaling $20,188,850, were merged into the Univision Plan.

Contributions

The Plan allows participants to contribute up to a maximum of 60% of their annual compensation (as defined by the Plan). Under the Internal Revenue Service guidelines applicable to 2004, individual contributions for which taxes may be deferred could not exceed $13,000 plus a $3,000 catch up contribution for employees who are 50 years of age or over in 2004. Discretionary matching contributions of a percentage, if any, of each employee’s annual compensation under the Plan may be made by the Company. In 2004 and 2003, the Company matched 100% of the first 3% of eligible employee compensation that was contributed to the Plan.

Participant Accounts

Each participant’s account is credited with the participant’s elective deferred contribution, the Company matching contribution (if it elects to make one) and an investment income or loss based on the participant’s share of each individual fund’s results. Contributions to the Plan may be allocated by the participants among twenty seven mutual funds through Fidelity Management Trust Company (“Fidelity”), the Plan’s custodian and trustee. Participants may also elect to allocate their contributions through Fidelity to the Univision Unitized Stock Fund.

Vesting

The balance in each participant’s account, including matching contributions, is fully vested at all times.

Participant Loans

Participant loans, which amount to $5,085,944 and $4,347,598 as of December 31, 2004 and 2003, respectively, are included in investments. Participant loans may not exceed the lesser of $50,000 (subject to

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

1.   DESCRIPTION OF THE PLAN (Continued)

limitations) or 50% of the participant’s account balance (less outstanding loan amounts) and are secured by the participant’s account balance. Participant loans are repaid over periods ranging from one to ten years. Loans with a duration of more than five years must be made for the purpose of the purchase of a primary residence. Interest is charged at a rate of interest determined by the Plan Administrator based on the prevailing interest rate. Earnings from these loans are credited directly to the individual participant’s account.

Payment of Benefits

Benefits are payable upon the earlier of retirement, death, permanent disability, or termination. Participants will be paid the amounts to which they are entitled in one lump sum payment, or if elected by the participant, in periodic payments.

Additionally, required minimum distributions are required to begin by April 1 of the calendar year after the later of the calendar year in which the employee reaches age 70 ½ or the calendar year in which the employee retires.

In addition, participants may make withdrawals from their accounts for reason of financial hardship, as defined in the Plan document.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Basis of Accounting

The accounting records of the Plan are maintained on the accrual basis.

Investment transactions are recorded on a trade date basis and gains and losses are calculated on an average cost basis. Dividends are recorded on the ex-dividend date.

Investments

Investments are carried at fair value, which is based on each fund’s net asset value, based on market quotes. Investment options may be changed by participants at any time during the year.

In general, investment securities are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is likely that changes in the values of investment securities will occur in the near future.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Administrative Expenses

Substantially all of the Plan’s administrative expenses are paid by the Company. Early redemption fees are paid by individual participants and annual fund operating expenses are paid from fund assets.

3.   INVESTMENTS

The following investment funds represent 5 percent or more of the Plan’s net assets available for benefits:

	December 31,
	2004	2003
Fidelity Magellan Fund	$18,789,968	$16,924,294
Fidelity Blue Chip Fund	12,210,563	10,200,555
Univision Unitized Stock Fund	11,843,745	14,257,331
Fidelity Balanced Fund	9,845,076	7,654,528
Fidelity Equity Income Fund	9,419,495	7,777,695
Fidelity Retirement Money Market Portfolio	7,907,543	7,390,983

During 2004 and 2003, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2004	2003
Mutual funds	$8,696,125	$12,179,807
Univision Unitized Stock Fund	(3,840,951)	5,128,493
Net realized and unrealized appreciation in fair value of investments	$4,855,174	$17,308,300

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

4.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by Fidelity. Fidelity is the custodian and trustee as defined by the Plan and therefore, these transactions qualify as party-in-interest transactions, which are subject to exemption.

5.   PLAN TERMINATION

Although the Company has not expressed any intent to do so, it has the right under the Plan to terminate the Plan, in whole or in part, at any time subject to the provisions of ERISA. In the event that such termination occurs, the Trustee, in accordance with the Plan document, will distribute the net assets of the Plan in accordance with the provisions of ERISA.

6.   INCOME TAX STATUS

The Plan has received an opinion letter from the Internal Revenue Service dated December 5, 2001 stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. On June 12, 2003, the Company amended the Univision Savings Tax Advantage Retirement Plan by adopting the Fidelity Prototype Corporate Plan for Retirement in order to maintain qualified status. The Plan Administrator has indicated that it will take the necessary steps to maintain the Plan’s qualified status.

7.   PLAN AMENDMENT

During 2004 and 2003, the Plan added the following mutual funds:

Effective June 7, 2004	Effective June 12, 2003
Fidelity Freedom 2005 Fund	Fidelity Freedom Income Fund
Fidelity Freedom 2015 Fund	Fidelity Freedom 2000 Fund
Fidelity Freedom 2025 Fund	Fidelity Freedom 2010 Fund
Fidelity Freedom 2035 Fund	Fidelity Freedom 2020 Fund
Fidelity Freedom 2030 Fund
Fidelity Freedom 2040 Fund

Each fund invests in a combination of Fidelity equity, fixed-income, and money market funds (underlying Fidelity funds) and allocates its assets among these funds according to an asset allocation strategy. Once its target date is reached, each fund, except the Freedom Income Fund, continues becoming more conservative for 5-10 years until the asset mix is approximately the same as the Freedom Income Fund. Ultimately the funds will merge.

On November 1, 2003, the Company added the Baron Growth Fund. This fund primarily invests in small-cap companies with market values between $100 million and $1.5 billion.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4a—SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
DECEMBER 31, 2004
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

Participant Contributions Transferred Late To Plan	Total that Constitute Nonexempt Prohibited Transactions
$296,417	$296,417

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	(c) Description of Investments Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(d) Current Value
*	Fidelity Management Trust Company	Fidelity Magellan Fund	$18,789,968
*	Fidelity Management Trust Company	Fidelity Blue Chip Growth Fund	12,210,563
*	Fidelity Management Trust Company	Univision Unitized Stock Fund	11,843,745
*	Fidelity Management Trust Company	Fidelity Balanced Fund	9,845,076
*	Fidelity Management Trust Company	Fidelity Equity Income Fund	9,419,495
*	Fidelity Management Trust Company	Fidelity Retirement Money Market Portfolio	7,907,543
*	Fidelity Management Trust Company	Fidelity Low Priced Stock Fund	6,462,473
	Janus Capital	Janus Twenty	6,011,760
*	Fidelity Management Trust Company	Fidelity Intermediate Bond Fund	5,840,668
*	Fidelity Management Trust Company	Fidelity Diversified International Fund	5,720,589
*	Fidelity Management Trust Company	Fidelity Real Estate Investment Portfolio	5,007,043
	Miller, Anderson & Sherrerd, L.L.P.	MSIFT Value Portfolio Adviser	4,694,937
*	Fidelity Management Trust Company	Fidelity Fund	3,702,292
*	Fidelity Management Trust Company	Fidelity Disciplined Equity Fund	2,955,187
*	Fidelity Management Trust Company	Fidelity OTC Portfolio	2,819,063
*	Fidelity Management Trust Company	Fidelity Freedom 2040 Fund	2,525,090
*	Fidelity Management Trust Company	Fidelity Freedom 2020 Fund	2,090,433
	Baron Capital, Inc.	Baron Growth Fund	2,083,070

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR) (Continued)
DECEMBER 31, 2004
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

*	Fidelity Management Trust Company	Fidelity Freedom 2010 Fund	1,273,817
**	Allianz Global Investors	Allianz CCM Capital Appreciation Fund	1,243,385
	Neuberger & Berman Management Incorporated	Neuberger Berman Partners Fund Trust	1,100,660
*	Fidelity Management Trust Company	Fidelity Freedom 2000 Fund	772,854
*	Fidelity Management Trust Company	Fidelity Freedom Income Fund	763,747
*	Fidelity Management Trust Company	Fidelity Freedom 2030 Fund	668,782
*	Fidelity Management Trust Company	Fidelity Freedom 2025 Fund	41,019
*	Fidelity Management Trust Company	Fidelity Freedom 2015 Fund	6,442
*	Fidelity Management Trust Company	Fidelity Freedom 2035 Fund	4,925
*	Fidelity Management Trust Company	Fidelity Freedom 2005 Fund	76
*	Participants’ Loans	Loans to participants with maturities not to exceed 10 years at interest rates from 4.5% to 11.5%	5,085,944
		Total investments	$130,890,646

*                    Represents a party-in-interest to the Plan.

**             Formerly PIMCO Advisors LP

The “Cost” column is not applicable because all of the Plan’s investment options are fully-participant directed.

SIGNATURE

The Plan.   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
By:	/s/ PETER H. LORI
Peter H. Lori
Corporate Controller and Chief Accounting Officer of Univision Communications Inc.
Date: June 24, 2005